Exhibit 6
Joint Filing Agreement
Pursuant to Rule 13d-1(k)
     The undersigned acknowledge and agree that the foregoing statement on Schedule 13D, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: November 13, 2007	SAGE SUMMIT LP
	By:	/s/ Alejandro San Miguel
Alejandro San Miguel
Attorney-in-fact

SAGE SUMMIT LIMITED
	By:	/s/ Alejandro San Miguel
Alejandro San Miguel
Attorney-in-fact

MOUNT GRANITE LIMITED
	By:	/s/ Alejandro San Miguel
Alejandro San Miguel
Attorney-in-fact

LAVENDER HEIGHTS CAPITAL LP
	By:	/s/ Alejandro San Miguel
Alejandro San Miguel
Attorney-in-fact

MOUNT GARNET LIMITED
	By:	/s/ Alejandro San Miguel
Alejandro San Miguel
Attorney-in-fact